As filed with the Securities and Exchange Commission on March 19, 1999
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                                FDX CORPORATION
                          FEDERAL EXPRESS CORPORATION
         (Exact name of the Registrants as specified in their charters)

               Delaware                                     62-1721435
               Delaware                                     71-0427007
(State or jurisdiction of incorporation                  (I.R.S. Employer
            or organization)                             Identification No.)

           FDX Corporation                          Federal Express Corporation
         6075 Poplar Avenue                            2005 Corporate Avenue
      Memphis, Tennessee 38119                        Memphis, Tennessee 38132
           (901) 369-3600                                  (901) 369-3600
              (Address, including zip code, and telephone number, including area code, of the Registrants' principal executive offices)

                           Kenneth R. Masterson, Esq.
            Executive Vice President, General Counsel and Secretary
                                FDX Corporation
                               6075 Poplar Avenue
                            Memphis, Tennessee 38119
                                 (901) 369-3600

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:
                               Sarah Beshar, Esq.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                            -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                    Proposed          Proposed
                                                                    Maximum           Maximum
          Title of Each Class of               Amount to Be     Aggregate Price      Aggregate          Amount of
       Securities Being Registered            Registered(1)         Per Unit     Offering Price(1)   Registration Fee
----------------------------------------------------------------------------------------------------------------------
Debt Securities...........................
Preferred Stock...........................
Common Stock, par value $.10 per share....
Guarantees(3).............................
   Total..................................  $1,000,000,000(2)         100%          1,000,000,000         $278,000
======================================================================================================================

(1) Estimated solely for purposes of determining the registration fee.
(2) Such indeterminate amount of Debt Securities or such indeterminate number of shares of Preferred Stock or Common Stock as may, from time to time, be issued at indeterminate prices, the combined total of one or all such offerings not to exceed $1,000,000,000.
(3) Guarantees that may be provided by Federal Express Corporation, a co-Registrant and a wholly-owned subsidiary of FDX Corporation with respect to the Debt Securities registered hereunder. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: each, as supplemented, to be used in connection with offerings of (1) debt securities or
(2) common stock and preferred stock, respectively. No prospectus will be used to consummate sales of securities unless accompanied by a prospectus supplement applicable to the securities offered thereby.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED __________, 1999


PROSPECTUS


                                   [FDX LOGO]


                                FDX CORPORATION
                                DEBT SECURITIES

                            -----------------------

     We may offer and sell from time to time up to $1,000,000,000 aggregate initial public offering price of our unsecured debt securities. We may, at our option, direct our wholly-owned, direct subsidiary, Federal Express Corporation, to issue guarantees of the debt securities.

     We will provide specific terms of these securities in supplements to this prospectus. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

     Prior to their issuance there will have been no market for the debt securities. We do not intend to apply for the listing of any series of debt securities on a national securities exchange.



Investing in our debt securities involves certain risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            -----------------------




                 The date of this prospectus is _______, 1999.

                               ABOUT OUR COMPANY

     FDX Corporation provides a broad portfolio of transportation, logistics and supply chain management services through its principal operating subsidiaries: Federal Express Corporation, for fast, reliable and time-definite express delivery; RPS, Inc., for business-to-business ground small package delivery; Roberts Express, Inc., for expedited surface delivery of critical freight shipments requiring special handling; Viking Freight, Inc., for regional less-than-truckload freight service in the western United States; and FDX Global Logistics, Inc., for contract information and logistics solutions. Our corporate headquarters are located at 6075 Poplar Avenue, Memphis, Tennessee 38119, telephone (901) 369-3600.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http: //www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its Public Reference Room.

     This prospectus constitutes a part of a registration statement on Form S-3 filed by us under the Securities Act. This prospectus does not contain all of the information which we are required to include in the registration statement. For further information with respect to FDX and the securities we are offering, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the debt securities.

     FDX SEC Filings                   Period
     -------------------------------   -----------------------------------------
     Annual Report on Form 10-K        Fiscal Year ended May 31, 1998
     Quarterly Reports on Form 10-Q    Quarters ended August 31 and November 30,
                                           1998
     Current Reports on Form 8-K       Filed on February 22, 1999

     FedEx SEC Filings                 Period
     -------------------------------   -----------------------------------------
     Annual Report on Form 10-K        Fiscal Year ended May 31, 1998
     Quarterly Reports on Form 10-Q    Quarters ended August 31 and November 30,
                                           1998
     Current Reports on Form 8-K       Filed on July 14, July 15, August 5,
                                           September 10, October 5, October 6,
                                           November 12 and December 1, 1998

     You may request a copy of these filings at no cost, by writing or telephoning us at:

          FDX Corporation
          Attention: Elizabeth R. Allen, Investor Relations
          Box 727
          Memphis, Tennessee 38194-1854
          (901) 395-3478

                                  RISK FACTORS

     In addition to the information set forth elsewhere in this prospectus, you should consider carefully the factors set forth below in connection with an investment in our debt securities.

Our Business Is Subject to Numerous Risks

     We provide a broad portfolio of transportation, logistics and supply chain management services through our principal operating subsidiaries. Our results of operations and financial condition are subject to certain risks and uncertainties, including:

          o economic conditions in the markets in which we operate which can affect demand for our services

          o    competition from other providers of express services

          o our ability to compete with new or improved services offered by our competitors

          o    changes in customer demand patterns

          o    increases in aviation and motor fuel prices

          o our ability to match aircraft, vehicle and sort capacity with customer volume levels

          o    work stoppages, strikes or slowdowns by our employees

          o our ability to obtain aviation rights in important international markets

          o contributions to financial results from the sale of engine noise reduction kits

          o changes in government regulation, weather and technological change

          o    availability of financing on terms acceptable to us

There Is No Limit on the Amount of Indebtedness That We May Incur

     The indenture, which is described below under "Description of Debt Securities and the Guarantees", does not limit the amount of secured or unsecured indebtedness which we or our subsidiaries may incur. The Indenture does not contain any debt covenants or provisions which would afford the holders of the debt securities protection in the event of a highly leveraged transaction.

We Depend Upon Our Subsidiaries to Service Our Debt

     We are a holding company and derive all of our operating income from our subsidiaries. Our only source of cash to pay principal of, premium, if any, and interest on the debt securities is from dividends and other payments from our subsidiaries. Our subsidiaries' ability to make such payments may be restricted by, among other things, applicable state and foreign corporate laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of our debt securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

Ratings of Our Debt Securities Could Be Lowered In the Future

     We expect that the debt securities will be rated "investment grade" by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. The rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of the debt securities will be based primarily on the rating organization's assessment of the likelihood of timely payment of interest when due on the debt securities and the ultimate payment of principal of the debt securities on the final maturity date. The reduction, suspension or withdrawal of the ratings of the debt securities will not, in and of itself, constitute an event of default under the indenture.

An Active Trading Market For Our Debt Securities May Not Develop

     There is no established trading market for these debt securities since they are a new issue of securities. We do not intend to apply for the listing of any debt securities on a national securities exchange. We cannot assure you as to the liquidity of the public market for the debt securities or that any active public market for the debt securities will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the debt securities may be adversely affected.


                       RATIO OF EARNINGS TO FIXED CHARGES

                                FDX Corporation
                                  (Unaudited)

                                                                  Six Months
                                                                     Ended
                                     Year Ended May 31,           November 30,
                              --------------------------------    ------------
                              1994   1995   1996   1997   1998    1997    1998
                              ----   ----   ----   ----   ----    ----    ----
Ratio of Earnings to Fixed
   Charges..................  2.1    2.3    2.2    1.6    2.3     2.6     2.5

     Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

     We accounted for the transaction between us, FedEx and Caliber as a "pooling of interests." Accordingly, the ratios of earnings to fixed charges have been restated to include the results of operations for both FedEx and Caliber for all periods presented.

     Caliber operated on a 13 four-week period calendar ending December 31 with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter. FedEx's fiscal year ending May 31 consists of four, three-month quarters. Our consolidated results of operations for the year ended May 31, 1998 combine Caliber's 53-week period from May 25, 1997 to May 31, 1998 with FedEx's year ended May 31, 1998. Our consolidated results of operations for each of the four years in the period ended May 31, 1997 comprise Caliber's calendar years 1996- 1993 consolidated with FedEx's fiscal years 1997-1994.

     Due to the different fiscal year ends, Caliber's results for the 20-week period from January 1, 1997 to May 24, 1997 are not included in the restated results of operations for 1998 or 1997; for this period Caliber had a net loss of $40,912,000.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the debt securities for our general corporate purposes. If we decide to use the net proceeds from a particular offering of debt securities for a specific purpose, we will describe that in a prospectus supplement.


               DESCRIPTION OF DEBT SECURITIES AND THE GUARANTEES

     This prospectus describes the general terms and provisions of the debt securities and the guarantees, if any. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities and the guarantees, if any, in a prospectus supplement.

     The form of indenture, which includes forms of the debt securities and guarantees, has been filed as an exhibit to the registration statement and you should read it for provisions that may be important to you. In the following description, we have included references to section numbers of the indenture so that you can easily locate these provisions.

Terms; Form and Denomination

     The debt securities and the guarantees, if any, are to be issued under an indenture between FDX and The First National Bank of Chicago, as trustee. The indenture does not limit the aggregate amount of debt securities which may be issued under the indenture and provides that debt securities may be issued in one or more series.

     The debt securities will be unsecured obligations of FDX and will rank equally with all other unsecured and unsubordinated indebtedness of FDX.

     The indenture does not contain any debt covenants or provisions which would afford the holders of the debt securities protection in the event of a highly leveraged transaction.

     The prospectus supplement will include some or all of the following terms:

          o    the title of the debt securities

          o    the authorized denominations and aggregate principal amount

          o whether the debt securities are to be issued as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders

          o    the date or dates on which principal will be payable

          o the manner in which we will calculate payments of principal, premium or interest and whether any payment will be fixed or based on a formula

          o the place or places where the principal of and any premium and interest on the debt securities shall be payable

          o the dates on which interest will be payable and the corresponding record dates

          o any mandatory or optional sinking fund or purchase fund or analogous provisions

          o any optional or mandatory redemption terms and the redemption price

          o    any provisions for the defeasance of the debt securities

          o the currency in which payments of principal of and any premium and interest on the debt securities will be payable

          o whether additional amounts are payable with respect to any debt securities that are held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts

          o any additional events of default or covenants applicable to the series

          o    any other terms that are not inconsistent with the indenture

          o    the terms of the guarantees, if any.

     Unless we indicate otherwise in a prospectus supplement, all outstanding debt securities will be exchangeable, transfers of debt securities will be registrable, and principal of, premium, if any, and interest, if any, on all debt securities will be payable, at the corporate trust office of the trustee at One First National Plaza, Chicago, Illinois; provided that payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto as it appears in the security register or by transfer to an account maintained by the payee with a bank located in the United States. (Indenture, Sections 3.01, 3.07 and 10.02)

     Unless we indicate otherwise in a prospectus supplement, all debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples of $1,000. Neither FDX nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities. (Indenture, Section 3.05)

     We may issue some of the debt securities at a substantial discount below their stated principal amount because they bear no interest or bear interest at below market rates. We will describe the United States federal income tax consequences and any other special considerations relating to an investment in discount securities in the prospectus supplement.

Guarantees

     We may direct our subsidiary, FedEx, at our sole option, to issue guarantees of the debt securities. The guarantees may be on a senior or unsubordinated basis, and FedEx would guarantee the due and punctual payment of principal of, premium, if any, and interest on such debt securities, and the due and punctual payment of any sinking fund payments, when and as the same shall become due and payable whether at a maturity date, by declaration of acceleration, by call for redemption or otherwise. The applicability and terms of any such guarantee relating to a series of debt securities will be set forth in the prospectus supplement relating to such debt securities.

Book-Entry Procedures

     Unless debt securities in certificated form are issued, each series of debt securities will be represented by one or more fully registered global certificates. We will deposit each global note with, or on behalf of, the Depository Trust Company, and register in its name or in the name of Cede & Co., its nominee. No holder of a debt security initially issued as a global certificate will be entitled to receive a note in certificated form, except as set forth below.

     DTC has advised us as follows:

          o    DTC is

               o a limited purpose trust company organized under the laws of the State of New York

               o    a member of the Federal Reserve System

               o a "clearing corporation" within the meaning of the New York Uniform Commercial Code

               o a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act.

          o DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entries, eliminating the need for physical movement of certificates

          o DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of who own DTC

          o Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, debt securities may do so only through DTC participants. In addition, holders will receive all distributions of principal and interest from the trustee through the DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders may experience some delay in receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC participants.

     Distributions by DTC participants to holders will be the responsibility of such DTC participants and will be made in accordance with customary industry practices. Accordingly, although holders will not have possession of the debt securities, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can only act on behalf of DTC participants, the ability of holders to pledge debt securities to persons or entities that are not DTC participants or to otherwise act with respect to such debt securities, may be limited due to the lack of physical certificates for such debt securities.

     FDX, the trustee or any other agent of FDX or the trustee will not be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since Cede, as nominee of DTC, will be the only "holder", holders will not be recognized by the trustee as holders, as that term is used in the indenture, and holders will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder under the indenture and any prospectus supplement only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

     Same-Day Settlement and Payment. All payments we make to the trustee under each debt security will be in immediately available funds and will be passed through to DTC in immediately available funds.

     The debt securities will trade in DTC's same-day funds settlement system until maturity, and secondary market trading activity in the debt securities will be required by DTC to settle in immediately available funds. We can not assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

     Certificated Form. We will issue physical certificates to holders of a global security, or their nominees, if:

          o DTC notifies us that it is unwilling or unable to continue as depositary and we are unable to locate a qualified successor

          o We decide in our sole discretion to terminate the book-entry system through DTC

     In such event, the trustee will notify all holders through DTC participants of the availability of such certificated debt securities. Upon surrender by DTC of the definitive global note representing the series of debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in certificated form to holders or their nominees. (Indenture, Section 3.05)

Merger and Consolidation

     We have agreed not to consolidate or merge with or into any other person or convey or transfer substantially all of our properties and assets as an entirety, to any person, unless:

          o the successor is a corporation organized and existing under the laws of the United States of America, any state or the District of Columbia and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform

          o immediately after giving effect to the merger, there will not be any defaults under the applicable indenture

          o we shall have delivered to the trustee an officers' certificate or an opinion of counsel, each stating that the merger and the supplemental indenture comply with the indenture (Indenture, Section 8.01)

Modification, Amendment and Waiver

     FDX and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of each series of debt securities to be affected if less than all series are to be affected by such modification. However, no modification or amendment may, without the consent of the holder of each debt security affected thereby:

          o change the stated maturity of the principal of, or any installment of interest on, any debt security

          o reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any debt security

          o change any place of payment where, or the currency in which, any debt security or the interest or any premium is payable

          o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity, or, in the case of redemption, on or after the redemption date

          o reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults. (Indenture, Section 9.02)

     The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture and its consequences, except a default in the payment of the principal, premium, if any, or interest on any debt securities or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected. (Indenture, Section 5.13)

Events of Default

     When we use the term "event of default" in the indenture, here are some examples of what we mean.

     Unless we indicate otherwise in a prospectus supplement, an event of default with respect to a series of debt securities occurs if:

          o we fail to pay interest when due on any debt security of that series for 30 days

          o we fail to pay the principal or any premium on any debt security of that series when due

          o we fail to perform any covenant in the indenture and this failure continues for 60 days after we receive written notice as provided in the indenture

          o we fail to deposit any sinking fund payment when and as due by the terms of a debt security of that series

          o we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company for the benefit of our creditors (Indenture, Section 5.01).

     If an event of default with respect to all debt securities of any series occurs and continues, the trustee or the holders of at least 50% in aggregate principal amount of the outstanding debt securities of that series may require us to repay immediately the principal amount of all debt securities of that series. The holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all events of default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. (Indenture, Section 5.02) For information as to waiver of defaults, see "Modification, Amendment and Waiver" above.

     Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer to the trustee reasonable indemnity. (Indenture, Sections 6.01 and 6.03) If they provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to any series of debt securities. (Indenture, Section 5.12)

     No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

          o the holder has previously given to the trustee written notice of a continuing event of default

          o the holders of not less than 50% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute a proceeding as trustee

          o the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request and the trustee has failed to institute such proceeding within 60 days. (Indenture, Section 5.07)

     However, the holder of any debt security will have an absolute right to receive payment of the principal of and any premium on, and interest on the debt security as expressed in the debt security, or, in the case of redemption, on the redemption date, and to institute suit for the enforcement of any payment. (Indenture, Section 5.08)

     We are required to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. (Indenture, Section 10.05) The trustee may withhold notice to the holders of debt securities of any default, except as to payment of principal or interest with respect to debt securities, if it considers such withholding to be in the interest of the holders of the debt securities. (Indenture, Section 6.02)

Defeasance and Covenant Defeasance

     When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

          o we will be discharged from our obligations with respect to the debt securities of that series or

          o we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

     If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.

     We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. We must also deliver a ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.


                              PLAN OF DISTRIBUTION

     We may sell the debt securities through underwriters or dealers, agents or directly to one or more purchasers, through a specific bidding or auction process or otherwise.

     We may distribute the debt securities from time to time in one or more transactions either:

          o    at a fixed price or prices, which may be changed

          o    at market prices prevailing at the time of sale

          o    at prices related to such prevailing market prices

          o    at negotiated prices.

     In connection with the sale of debt securities, underwriters or agents may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the debt securities, we will sell such debt securities to the dealer as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at any time of resale.

     Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in a prospectus supplement.

     We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. We will describe the terms of our direct sales in a prospectus supplement.

     We may authorize underwriters, dealers or agents to solicit offers by institutional investors to purchase debt securities from us at the public offering price under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, they will be subject only to those conditions that we set forth in the prospectus supplement and the prospectus supplement will indicate the commission payable for the solicitation of these contracts.

     We may indemnify underwriters, dealers and agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

     Unless we indicate otherwise in a prospectus supplement, we do not intend to apply for the listing of any series of debt securities on a national securities exchange. If the debt securities of any series are sold to or through underwriters, the underwriters may make a market in such debt securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the debt securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the debt securities of any series.


                                 LEGAL MATTERS

     George W. Hearn, our Corporate Vice President and Corporate Counsel, will issue an opinion about the legality of debt securities and the guarantees, if any. At February 28, 1999, Mr. Hearn owned 11,982 shares of the Corporation's common stock and had been granted options to purchase 31,768 shares of the Corporation's common stock. Of the options granted, 4,768 were vested at such date.

     Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The consolidated financial statements and schedules of FDX and FedEx included or incorporated by reference in each company's Annual Report on Form 10-K for the year ended May 31, 1998 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. These documents are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in giving such reports.

     With respect to the unaudited interim financial information for the quarters ended August 31, 1998 and November 30, 1998 included in FedEx's Quarterly Reports on Form 10-Q for such periods, and the unaudited interim financial information for the quarters ended August 31, 1998 and November 30, 1998 included in our Quarterly Report on Form 10-Q for such period, all of which are incorporated by reference in this prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement, of which this prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

=========================================  ====================================
     No dealer, salesperson or other
individual has been authorized to give
any information or to make any
representations not contained in this
prospectus in connection with the
offering covered by this prospectus. If
given or made, such information or
representation must not be relied upon                 $1,000,000,000
as having been authorized by FDX
Corporation or the Underwriters. This
prospectus does not constitute an offer                  [FDX LOGO]
to sell, or the solicitation of an offer
to buy, the debt securities in any
jurisdiction where, or to any person to
whom, it is unlawful to make such offer                $1,000,000,000
or solicitation. Neither the delivery of
this prospectus nor any sale made
hereunder shall, under any
circumstances, create an implication
that there has not been any change in                  Debt Securities
the facts set forth in this prospectus
or in the affairs of FDX Corporation
since the date hereof.

            -----------------

            TABLE OF CONTENTS                          ---------------
                                                         PROSPECTUS
                                    Page               ---------------
                                    ----
About Our Company.....................2
Where You Can Find More Information...2
Risk Factors..........................3
Ratio of Earnings to Fixed Charges....4
Use of Proceeds.......................5
Description of Debt Securities
  and the Guarantees..................5
Plan of Distribution.................10
Legal Matters.................... ...11               __________, 1999
Experts........................... ..12
=========================================  ====================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED __________, 1999

PROSPECTUS

                                   [FDX LOGO]

                                FDX CORPORATION

                                PREFERRED STOCK
                                  COMMON STOCK

                            -----------------------

     We may offer and sell from time to time up to $1,000,000,000 aggregate initial public offering price, together or separately, of our preferred stock or our common stock.

     We will provide specific terms of these securities in supplements to this prospectus. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

     We do not intend to apply for the listing of any series of preferred stock on a national securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol "FDX".



Investing in our securities involves certain risks. See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            -----------------------




                 The date of this prospectus is _______, 1999.

                               ABOUT OUR COMPANY

     FDX Corporation provides a broad portfolio of transportation, logistics and supply chain management services through its principal operating subsidiaries: Federal Express Corporation, for fast, reliable and time-definite express delivery; RPS, Inc., for business-to-business ground small package delivery; Roberts Express, Inc., for expedited surface delivery of critical freight shipments requiring special handling; Viking Freight, Inc., for regional less-than-truckload freight service in the western United States; and FDX Global Logistics, Inc., for contract information and logistics solutions. Our corporate headquarters are located at 6075 Poplar Avenue, Memphis, Tennessee 38119, telephone (901) 369-3600.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http: //www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its Public Reference Room.

     This prospectus constitutes a part of a registration statement on Form S-3 filed by us under the Securities Act. This prospectus does not contain all of the information which we are required to include in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to FDX and the securities we are offering, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the debt securities.

  FDX SEC Filings                 Period
  --------------------------      ---------------------------------------------
  Annual Report on Form 10-K      Fiscal Year ended May 31, 1998
  Quarterly Reports on Form 10-Q  Quarters ended August 31 and November 30, 1998
  Current Reports on Form 8-K     Filed on February 22, 1999

     We filed a registration statement on Form S-4 (File No. 333-39483) to register with the SEC our common stock issued to FedEx stockholders and Caliber shareholders in connection with the acquisition of Caliber and the establishment of FDX as a holding company. The description of common stock contained in the registration statement of FedEx (as predecessor registrant) on Form 8-A filed with the SEC on December 15, 1978 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, is incorporated herein by reference.

     You may request a copy of these filings at no cost, by writing or telephoning us at:

          FDX Corporation
          Attention: Elizabeth R. Allen, Investor Relations
          Box 727
          Memphis, Tennessee 38194-1854
          (901) 395-3478

                                  RISK FACTORS

     In addition to the information set forth elsewhere in this prospectus, you should consider carefully the factors set forth below in connection with an investment in the Securities.

Our Business Is Subject to Numerous Risks

     We provide a broad portfolio of transportation, logistics and supply chain management services through our principal operating subsidiaries. Our results of operations and financial condition are subject to certain risks and uncertainties, including:

          o economic conditions in the markets in which we operate which can affect demand for our services

          o    competition from other providers of express services

          o our ability to compete with new or improved services offered by our competitors

          o    changes in customer demand patterns

          o    increases in aviation and motor fuel prices

          o our ability to match aircraft, vehicle and sort capacity with customer volume levels

          o    work stoppages, strikes or slowdowns by our employees

          o our ability to obtain aviation rights in important international markets

          o contributions to financial results from the sale of engine noise reduction kits

          o changes in government regulation, weather and technological change

          o    availability of financing on terms acceptable to us.

An Active Trading Market For Our Preferred Stock May Not Develop

     There is no established trading market for the preferred stock of any series since they are a new issue of securities. We do not intend to apply for the listing of any series of preferred stock on a national securities exchange. There can be no assurance as to the liquidity of the public market for the preferred stock or that any active public market for the preferred stock will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the preferred stock may be adversely affected.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                                FDX Corporation
                                  (Unaudited)


                                                                  Six Months
                                                                     Ended
                                     Year Ended May 31,           November 30,
                              --------------------------------    ------------
                              1994   1995   1996   1997   1998    1997    1998
                              ----   ----   ----   ----   ----    ----    ----
Ratio of Earnings to
  Combined Fixed Charges
  and Preferred Stock
  Dividends................   2.1    2.3    2.2    1.6    2.3     2.6    2.5

     Earnings included in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends represent income before income taxes plus fixed charges, other than capitalized interest and preferred stock dividend requirements. Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs, a portion of rent expense representative of interest and preferred stock dividend requirements.

     We accounted for the transaction between us, FedEx and Caliber as a "pooling of interests." Accordingly, the ratios of earnings to combined fixed charges and preferred stock dividends have been restated to include the results of operations for both FedEx and Caliber for all periods presented.

     Caliber operated on a 13 four-week period calendar ending December 31 with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter. FedEx's fiscal year ending May 31 consists of four, three-month quarters. Our consolidated results of operations for the year ended May 31, 1998 combine Caliber's 53-week period from May 25, 1997 to May 31, 1998 with FedEx's year ended May 31, 1998. Our consolidated results of operations for each of the four years in the period ended May 31, 1997 comprise Caliber's calendar years 1996- 1993 consolidated with FedEx's fiscal years 1997-1994.

     Due to the different fiscal year ends, Caliber's results for the 20-week period from January 1, 1997 to May 24, 1997 are not included in the restated results of operations for 1998 or 1997; for this period Caliber had a net loss of $40,912,000.


                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities for our general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in a prospectus supplement.


                         DESCRIPTION OF PREFERRED STOCK

     Under our certificate of incorporation, we are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 4,000,000 shares of our preferred stock, no par value, with such powers, preferences and relative rights and qualifications, limitations or restrictions as shall be adopted by our board of directors and permitted by Delaware law and our certificate of incorporation. On February 28, 1999, there were no shares of preferred stock outstanding.

     This prospectus describes the general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the preferred stock in a prospectus supplement.

     You should read our certificate of incorporation and the applicable resolution of our board of directors authorizing a particular series of preferred stock for provisions that may be important to you.

Terms

     Under our certificate of incorporation, each series of our preferred stock ranks prior to our common stock with respect to both dividends and distribution of assets on liquidation, dissolution or winding up. The preferred stock will, when issued, be fully paid and non-assessable and the holders will have no preemptive rights.

     The prospectus supplement will include some or all of the following terms:

          o    the designation of the series of preferred stock

          o the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock

          o the dividend rate or rates of the shares, the date at which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative

          o the amounts payable on shares of the preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding up

          o the redemption rights and price or prices, if any, for the shares of the preferred stock

          o any terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of the preferred stock

          o any voting rights granted to the holders of the shares of the preferred stock in addition to those required by Delaware law or our certificate of incorporation

          o whether the shares of preferred stock shall be convertible into shares of our common stock or any other class of our capital stock, and if convertible, the conversion price or prices, any adjustment and any other terms and conditions upon which the conversion shall be made

          o any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation

          o    any listing of the preferred stock on any securities exchange

          o the federal income tax considerations applicable to the preferred stock.

     Subject to our certificate of incorporation and to any limitations contained in any outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions, as the board of directors shall determine, all without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Restrictions

     As long as we have any preferred stock outstanding, we cannot:

          o declare or pay a dividend upon, or make a distribution upon, our common stock, other than a dividend or distribution payable in shares of such common stock

          o purchase or redeem shares of common stock without consent of a certain number of holders of the outstanding preferred stock established by the board of directors when authorizing the issuance of the outstanding preferred stock

          o pay any money into, or make any money available for, a sinking fund for the purchase or redemption of any common stock, unless in each instance all dividends on all outstanding shares of preferred stock for all past dividend periods shall have been paid, all dividends for the current dividend period shall have been declared or paid and sufficient funds for the payment of such dividends set apart and any arrears in the mandatory redemption of the preferred stock shall have been made good.

Voting Rights

     Holders of the preferred stock will have no right to vote for the election of our directors or on any other matter unless a vote of such class is required by Delaware law, our certificate of incorporation or the resolution of the board of directors authorizing such series of preferred stock.


                          DESCRIPTION OF COMMON STOCK

     Under our certificate of incorporation, we are authorized to issue up to 400,000,000 shares of our common stock, $.10 par value per share. On February 28, 1999, there were outstanding (a) 148,595,078 shares of common stock and (b) employee stock options to purchase an aggregate of 7,108,841 shares of common stock, of which options to purchase an aggregate of 2,515,788 shares of common stock were currently exercisable.

     You should read our bylaws and certificate of incorporation for provisions that may be important to you. The prospectus supplement relating to an offering of our common stock will describe the of the offering, including the number of shares offered, the initial offering price and updated market price and dividend information.

     Each holder of common stock is entitled to one vote for each share held on all matters voted upon by our stockholders, including the election of directors. The common stock does not have cumulative voting rights. The election of each class of the board of directors is decided by the holders of a plurality of the shares entitled to vote in person or by proxy at a meeting for the election of directors. See "Description of Preferred Stock-Voting Rights" for a discussion of the voting rights of any preferred stock that may be issued in the future.

     In the event of any liquidation, dissolution or winding up of FDX, after the payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which holders of our preferred stock are entitled, if any shares of preferred stock are then outstanding, the holders of common stock are entitled to share equally in the remaining assets of FDX.

     The outstanding shares of common stock are, and any shares of common stock offered hereby upon issuance and payment therefor will be, fully paid and non-assessable. The common stock has no preemptive or conversion rights.

     Our common stock is listed on the New York Stock Exchange under the symbol "FDX".

Dividends

     We currently do not pay dividends on our common stock, but rather reinvest earnings in our business. However, if we change our current policy and decide to pay dividends on our common stock, holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for payments of dividends, subject to the rights of the holders of any outstanding shares of preferred stock. The holders of the common stock will share equally, share for share, in such dividends.

Anti-Takeover Provisions

     Classification of board of directors. Our board of directors is divided into three classes, having staggered terms of office of three years each. A classified board of directors may make it more difficult to acquire control of our company.

     Change in Control. Our certificate of incorporation includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of our company. Article Five of our certificate of incorporation requires the affirmative vote of 80% of the outstanding shares of capital stock of our company entitled to vote generally in the election of directors to approve certain business combinations, including certain mergers, consolidations, security issuances, reclassifications, recapitalizations, liquidations, dissolutions, sales, leases, exchanges, mortgages, pledges, transfers of a substantial portion of assets, involving us or any subsidiary and the beneficial owner of more than 10% of the voting power of the outstanding shares of capital stock, a "related person", unless either:

          o the business combination is approved by a majority of the directors who are not affiliated with the related person and who were directors before the related person became a related person, or

          o the stockholders receive a "fair price" for their holdings and other procedural requirements are met.

     Our certificate of incorporation also requires all stockholder action be taken at a duly called meeting of the stockholders and prohibits taking action by written consent of stockholders.

     Supermajority Voting. The classified board, fair price and stockholder consent provisions, as well as certain other provisions of our certificate of incorporation, may be altered, amended or repealed only by the affirmative vote of 80% or more of our outstanding capital stock entitled to vote on such action.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is First Chicago Trust Company of New York, Shareholder Services, P.O. Box 2500, Jersey City, NJ 07303-2500.


                              PLAN OF DISTRIBUTION

     We may sell the securities through underwriters or dealers, agents or directly to one or more purchasers, through a specific bidding or auction process or otherwise.

     We may distribute the securities from time to time in one or more transactions either:

          o    at a fixed price or prices, which may be changed

          o    at market prices prevailing at the time of sale

          o    at prices related to such prevailing market prices

          o    at negotiated prices.

     In connection with the sale of securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at any time of resale.

     Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in a prospectus supplement.

     We may solicit directly offers to purchase our securities and we may directly sell our securities to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of our securities. We will describe the terms of our direct sales in a prospectus supplement.

     We may authorize underwriters, dealers or agents to solicit offers by institutional investors to purchase securities from us at the public offering price under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, they will be subject only to those conditions that we set forth in the prospectus supplement and the prospectus supplement will indicate the commission payable for the solicitation of these contracts.

     We may indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

     Unless we indicate otherwise in a prospectus supplement, we do not intend to apply for the listing of any series of preferred stock on a national securities exchange. If the preferred stock is sold to or through underwriters, the underwriters may make a market in the stock, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the stock, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the preferred stock.


                                 LEGAL MATTERS

     George W. Hearn, our Corporate Vice President and Corporate Counsel, will issue an opinion about the legality of the securities. At February 28, 1999, Mr. Hearn owned 11,982 shares of the Corporation's common stock and had been granted options to purchase 31,768 shares of the Corporation's common stock. Of the options granted, 4,768 were vested at such date.

     Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The consolidated financial statements and schedules of FDX included or incorporated by reference in FDX's Annual Report on Form 10-K for the year ended May 31, 1998 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. These documents are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in giving such reports.

     With respect to the unaudited interim financial information for the quarters ended August 31, 1998 and November 30, 1998 included in FDX's Quarterly Reports on Form 10-Q for such periods, all of which are incorporated by reference in this prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of
Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement, of which this prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

=========================================  ====================================
     No dealer, salesperson or other
individual has been authorized to give
any information or to make any
representations not contained in this
prospectus in connection with the
offering covered by this prospectus. If
given or made, such information or
representation must not be relied upon                 $1,000,000,000
as having been authorized by FDX
Corporation or the Underwriters. This
prospectus does not constitute an offer                  [FDX LOGO]
to sell, or the solicitation of an offer
to buy, the debt securities in any
jurisdiction where, or to any person to
whom, it is unlawful to make such offer                $1,000,000,000
or solicitation. Neither the delivery of
this prospectus nor any sale made
hereunder shall, under any
circumstances, create an implication                   Preferred Stock
that there has not been any change in                   Common Stock
the facts set forth in this prospectus
or in the affairs of FDX Corporation
since the date hereof.

            -----------------

            TABLE OF CONTENTS                          ---------------
                                                         PROSPECTUS
                                     Page              ---------------
                                     ----
About Our Company......................2
Where You Can Find More Information....2
Risk Factors...........................3
Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividends......................4
Use of Proceeds........................4
Description of Preferred Stock.........4
Description of Common Stock............6
Plan of Distribution...................7                 ________, 1999
Legal Matters..........................8
Experts................................9
=========================================  ====================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by FDX Corporation:

     SEC Registration Fee......................................$ 278,000
     Printing and Engraving....................................   25,000
     Fees of Transfer Agent and Registrar......................   10,000
     Attorneys' Fees and Expenses..............................   75,000
     Trustees' Fees............................................   20,000
     Accounting Fees and Expenses..............................   20,000
     Blue Sky Fees and Expenses................................    5,000
     Rating Agency Fees........................................  125,000
     Miscellaneous.............................................   50,000
                                                               ---------
          Total................................................$ 608,000
                                                               =========

     All of the above amounts, other than the SEC Registration Fee, are estimated.

Item 15.  Indemnification of Directors and Officers

          (a) Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") as to indemnification by the Registrant of officers and directors.

          (b) Section 13 of Article III of the by-laws of the Registrant provides for indemnification of directors as follows:

          Section 13. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

     Section 18 of Article V of the by-laws of the Registrant provides for indemnification of officers as follows:

          Section 18. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer or Managing Director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

          (c) The Underwriting Agreements filed as Exhibits 1(a), 1(b) and 1(c) to this registration statement provide, under certain circumstances, for indemnification for the Registrant and certain other persons against certain liabilities.

          (d) The Registrant has purchased insurance designed to protect the Registrant and its directors and officers against losses arising from certain claims, including claims under the Securities Act of 1933, as amended.

Item 16.  Exhibits

1(a)      Form of Underwriting Agreement relating to debt securities.

1(b)      Form of Underwriting Agreement relating to preferred stock.

1(c)      Form of Underwriting Agreement relating to common stock.

4(a) Form of Indenture between the Registrant and The First National Bank of Chicago, as Trustee.

4(b)      Form of debt security (included in Exhibit 4(a)).

4(c)      Form of Guarantee (included in Exhibit 4(a)).

5 Opinion of George W. Hearn, Corporate Vice President and Corporate Counsel of the Registrant, relating to the debt securities, common stock and preferred stock.

12(a) Computation of Ratio of Earnings to Fixed Charges (Filed as Exhibit 12 to FDX's FY99 Second Quarter Report on Form 10-Q, Commission File No. 333-39483, and incorporated herein by reference).

12(b) Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (Filed as Exhibit 12 to FDX's FY99 Second Quarter Report on Form 10-Q, Commission File No. 333-39483, and incorporated herein by reference).

15        Letter of Arthur Andersen LLP, independent public accountants.

23(a)     Consent of George W. Hearn (included in Exhibit 5).

23(b)     Consent of Arthur Andersen LLP, independent public accountants.

23(c)     Consent of Ernst & Young LLP, independent auditors.

24 Power of Attorney (included in the signature page to the registration statement).

25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 19th day of March, 1999.


                                           FDX CORPORATION


                                           By: /s/ James S. Hudson
                                              ---------------------------------
                                              Name:  James S. Hudson
                                              Title: Corporate Vice President --
                                                       Strategic Financial
                                                       Planning and Control
                                                       (Principal Accounting
                                                       Officer)


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature         Capacity                                    Date
-----------------------   ------------------------------------   --------------

/s/ Frederick W. Smith    Chairman of the Board, President and   March 19, 1999
-----------------------   Chief Executive Officer (Principal
    Frederick W. Smith    Executive Officer) and Director


/s/ Alan B. Graf, Jr.     Executive Vice President and Chief     March 19, 1999
-----------------------   Financial Officer (Principal
    Alan B. Graf, Jr.       Financial Officer)


/s/ James S. Hudson       Corporate Vice President-- Strategic   March 19, 1999
-----------------------   Financial Planning and Control
    James S. Hudson         (Principal Accounting Officer)

        Signature         Capacity                                    Date
-----------------------   ------------------------------------   --------------

/s/ Robert H. Allen       Director                               March 19, 1999
-----------------------
    Robert H. Allen


/s/ Robert L. Cox         Director                               March 19, 1999
-----------------------
    Robert L. Cox


/s/ Ralph D. DeNunzio     Director                               March 19, 1999
-----------------------
    Ralph D. DeNunzio


/s/ Judith L. Estrin      Director                               March 19, 1999
-----------------------
    Judith L. Estrin


/s/ Philip Greer          Director                               March 19, 1999
-----------------------
    Philip Greer


/s/ J.R. Hyde, III        Director                               March 19, 1999
-----------------------
    J.R. Hyde, III


/s/ Charles T. Manatt     Director                               March 19, 1999
-----------------------
    Charles T. Manatt


/s/ George J. Mitchell    Director                               March 19, 1999
-----------------------
    George J. Mitchell


/s/ Jackson W. Smart, Jr. Director                               March 19, 1999
-----------------------
    Jackson W. Smart, Jr.


/s/ Joshua I. Smith       Director                               March 19, 1999
-----------------------
    Joshua I. Smith


/s/ Paul S. Walsh         Director                               March 19, 1999
-----------------------
    Paul S. Walsh


/s/ Peter S. Willmott     Director                               March 19, 1999
-----------------------
    Peter S. Willmott

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 19th day of March, 1999.


                                        FEDERAL EXPRESS CORPORATION


                                        By: /s/ Michael W. Hillard
                                           ------------------------------------
                                           Name:   Michael W. Hillard
                                           Title:  Vice President and Controller


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Alan B. Graf, Jr. and Michael W. Hillard, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature         Capacity                                    Date
-----------------------   ------------------------------------   --------------

/s/ Frederick W. Smith    Chairman of the Board and Director     March 19, 1999
-----------------------
    Frederick W. Smith


/s/ Alan B. Graf, Jr.     Director                               March 19, 1999
-----------------------
    Alan B. Graf, Jr.


/s/ Theodore L. Weise     President, Chief Executive Officer     March 19, 1999
-----------------------   and Director (Principal Executive
    Theodore L. Weise     Officer)


/s/ Kenneth R. Masterson  Director                               March 19, 1999
-----------------------
    Kenneth R. Masterson


/s/ T. Michael Glenn      Director                               March 19, 1999
-----------------------
    T. Michael Glenn

        Signature         Capacity                                    Date
-----------------------   ------------------------------------   --------------

/s/ Dennis H. Jones       Director                               March 19, 1999
-----------------------
    Dennis H. Jones


/s/ David J. Bronczek     Executive Vice President, Chief        March 19, 1999
-----------------------   Operating Officer and Director
    David J. Bronczek


/s/ George W. Hearn       Director                               March 19, 1999
-----------------------
    George W. Hearn


/s/ Scott E. Hansen       Director                               March 19, 1999
-----------------------
    Scott E. Hansen


/s/ Michael W. Hillard    Vice President and Controller          March 19, 1999
-----------------------   (Principal Accounting Officer)
    Michael W. Hillard


/s/ Tracy G. Schmidt      Senior Vice President and Chief        March 19, 1999
----------------------    Financial Officer (Principal
    Tracy G. Schmidt      Financial Officer)

                                 EXHIBIT INDEX

Exhibits                      Exhibit Description
--------                      -------------------

1(a)     Form of Underwriting Agreement relating to debt securities.

1(b)     Form of Underwriting Agreement relating to preferred stock.

1(c)     Form of Underwriting Agreement relating to common stock.

4(a) Form of Indenture between the Registrant and The First National Bank of Chicago, as Trustee.

4(b)     Form of Debt Security (included in Exhibit 4(a)).

4(c)     Form of Guarantee (included in Exhibit 4(a)).

5 Opinion of George W. Hearn, Corporate Vice President and Corporate Counsel of the Registrant, relating to the debt securities, common stock and preferred stock.

12(a) Computation of Ratio of Earnings to Fixed Charges (Filed as Exhibit 12 to FDX's FY99 Second Quarter Report on Form 10-Q, Commission File No. 333-39483, and incorporated herein by reference).

12(b) Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (Filed as Exhibit 12 to FDX's FY99 Second Quarter Report on Form 10-Q, Commission File No. 333-39483, and incorporated herein by reference).

15       Letter of Arthur Andersen LLP, independent public accountants.

23(a)    Consent of George W. Hearn (included in Exhibit 5).

23(b)    Consent of Arthur Andersen LLP, independent public accountants.

23(c)    Consent of Ernst & Young LLP, independent auditors.

24 Power of Attorney (included in the signature page to the registration statement).

25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee.